SCHEDULE 14A
		       (Rule 14a-101)

	  INFORMATION REQUIRED IN PROXY STATEMENT
		  SCHEDULE 14A INFORMATION

  Proxy Statement pursuant to Section 14(a) of the Securities
		    Exchange Act of 1934


Filed by the Registrant				[X]

Filed by a party other than the Registrant	[ ]

Check the appropriate box:
--------------------------
[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only
	(as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

		      The Managers Funds
		      ------------------
	(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
--------------------------------------------------
	[X]	No fee required.

	[ ]	Fee computed on table below per Exchange Act Rules
		14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction
		applies:

	(2)	Aggregate number of securities to which transaction
		applies:

	(3)	Per unit price or other underlying value of transaction
		computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

	[ ]	Fee paid previously with preliminary materials:

	[ ]	Check box if any part of the fee is offset as provided by
		Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:



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			     Managers
			     --------


		   Managers Special Equity Fund
		        40 Richards Avenue
		    Norwalk, Connecticut 06854
			   800-835-3879

		       www.managersfunds.com


January 30, 2004

Dear Fellow Shareholder:

Enclosed is a proxy statement describing an important proposal to be considered at a meeting of the shareholders of The Managers Funds. You are receiving the proxy statement and are entitled to vote on the proposal because you were a shareholder of Managers Special Equity Fund (the "Fund") on January 14, 2004.

I am sure that you, like most people, lead a busy life and are tempted to put this proxy statement aside. Please do not! When shareholders do not vote, the Fund may incur additional expenses to pay for follow-up mailings and telephone calls. Please take a few minutes to review the proxy statement and cast your vote. You can sign, date and return the proxy card in the enclosed postage prepaid envelope or, if you prefer, you can also vote by telephone or on the internet; our preference is via the internet since it saves the Fund money and your vote is tabulated immediately.

The primary purpose of this shareholder meeting is to approve
Essex Investment Management, LLC ("Essex") as a Subadvisor to the
Fund. At a meeting held on December 19, 2003, the Board of Trustees considered and approved the proposal, subject to obtaining your approval. The Trustees have recommended that the shareholders of the Fund vote FOR the proposal.

Please sign and return your proxy card(s)or vote by telephone or


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internet, as soon as possible, to help the Fund avoid the
additional cost of engaging a proxy solicitation firm.

Your vote is important. Please take a moment now to sign and return your proxy card(s)in the enclosed, postage-paid return envelope.

You may also vote by phone, by fax or over the internet, or you may vote in person at the shareholder meeting. If we do not receive your executed proxy card(s)after a reasonable amount of time, you may receive a telephone call from a proxy solicitor reminding you to vote. If you have questions about the shareholder meeting or the proposal, please feel free to call us at 1-800-835-3879.

Thank you for your cooperation and continued support.

Sincerely,

/s/ Peter M. Lebovitz
---------------------
Peter M. Lebovitz
President


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OVERVIEW OF PROXY STATEMENT IMPORTANT INFORMATION FOR
SHAREHOLDERS OF THE MANAGERS FUNDS
-----------------------------------------------------
Although we encourage you to read the full text of the enclosed proxy statement, here is a brief overview of the matter affecting your Fund that will be the subject of a shareholder vote.

Q. WHEN WILL THE SHAREHOLDER MEETING BE HELD?

A. The meeting will be held on March 4, 2004, at 10:00 a.m.
   Eastern Time at the offices of The Managers Funds LLC, 40 Richards Avenue, Norwalk, Connecticut 06854. This meeting will cover the issue listed in this proxy statement, as well as any other matters properly brought before the meeting. The record date for determining which shareholders are eligible to vote on those issues has been set as the close of business on January 14, 2004. Only those shareholders that owned shares at that time are entitled to vote at the meeting.

Q. WHAT ARE THE ISSUES THAT WILL BE CONSIDERED AT THE
   SHAREHOLDER MEETING?

A. At the meeting, shareholders will be asked to consider the approval of a new Subadvisory Agreement between The Managers Funds LLC (the "Investment Manager") and Essex Investment Management Company LLC, ("Essex") for Managers Special Equity Fund.

Q. HOW DOES THE BOARD OF TRUSTEES RECOMMEND THAT I VOTE?

A. The Board of Trustees recommends that you vote FOR the proposal on the enclosed proxy card(s).

Q. WHY ARE THE TRUSTEES PROPOSING TO ADD ESSEX AS A NEW SUBADVISOR FOR MANAGERS SPECIAL EQUITY FUND?

A. The Board of Trustees, acting on the recommendation of

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   the Manager, has determined that it would be in the Fund's interests to hire Essex as a replacement to Pilgrim Baxter as one of the Subadvisors to Managers Special Equity Fund.

Q. WHY ARE SHAREHOLDERS OF MANAGERS SPECIAL EQUITY FUND BEING
   ASKED TO APPROVE THE SUBADVISORY AGREEMENT WITH ESSEX?

A. The Managers Funds has received an exemptive order from the U.S. Securities and Exchange Commission that generally permits the Trustees to approve Subadvisory Agreements with subadvisors to the Fund without seeking shareholder approval when it otherwise would be required. That order, however, requires shareholder approval for subadvisors that are affiliated with The Managers Funds LLC (the "Manager"). Affiliated Managers Group, Inc.("AMG")owns substantially all interests in the Manager, and Essex is a majority-owned subsidiary of AMG. Accordingly, Essex is affiliated with the Manager for purposes of that order. Thus, the shareholders of Managers Special Equity Fund must approve a Subadvisory Agreement between the Manager and Essex before Essex can receive fees for serving as a subadvisor for the Fund.

Q. WILL THE INVESTMENT MANAGEMENT FEES PAID BY MANAGERS SPECIAL
   EQUITY FUND BE THE SAME?

A. Yes. The rates and methods used to calculate the fees for investment management services paid by Managers Special Equity Fund to the Investment Manager are not affected by the number or identity of the Fund's Subadvisors. However, the Manager will waive a portion of its fee or reimburse expenses of the Fund commensurate with the savings in the fee paid to Essex, which is 0.10% of the average daily net assets of the portion of the Fund managed by Essex in excess of $100 million. Until the shareholders approve the new subadvisory agreement between Essex and the Manager, any fees due to Essex will be held in an escrow account until shareholders approve the new subadvisory agreement.


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Q. HOW DO I CONTACT YOU FOR MORE INFORMATION OR TO PLACE MY VOTE?

A. If you have any questions, please call The Managers Funds at
   (800) 835-3879 for additional information.

Use the enclosed proxy card(s) to record your vote for the proposal then return the card(s) in the postage-paid envelope. To vote by phone or internet, please follow the simple instructions provided on your ballot card.


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